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                                                            EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-83492 of RF Monolithics, Inc. on Form S-8 of our report dated October 23, 1996, appearing in this Annual Report on Form 10-K of RF Monolithics, Inc. for the year ended August 31, 1996.


/s/ Deloitte & Touche LLP

Dallas, Texas
November 21, 1996